UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2024

REZOLUTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39683	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Shoreline Drive, Suite 500, Redwood City, CA 94065

(Address of Principal Executive Offices, and Zip Code)

650-206-4507

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RZLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2024, Rezolute, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Cantor Fitzgerald & Co., as representatives of the underwriters listed therein (the “Underwriters”), relating to the issuance and sale in an underwritten public offering (the “Public Offering”) by the Company of (i) 11,250,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $4.00 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,750,000 shares of Common Stock at a public offering of $3.999 per Pre-Funded Warrant, which represents the per share public offering price for the Shares less the $0.001 per share exercise price for each Pre-Funded Warrant.

The Shares, Pre-Funded Warrants and the Option Shares (as defined below) in the Public Offering were offered pursuant to a registration statement on Form S-3 (File No. 333-275562), as amended (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 29, 2023 under the Securities Act of 1933, as amended (the “Securities Act”). In addition, we have also granted the Underwriters an option for a period of 30 days to purchase an additional 2,250,000 shares of the Company’s Common Stock (the “Option Shares”) at a price of $4.00 per share (the “Option”).

The net proceeds of the Public Offering to the Company, after deducting the underwriting discounts and commissions and offering expenses payable by the Company were approximately $56.0 million. If the Option is exercised in full the net proceeds to the Company will be approximately $64.5 million. The Company intends to use the net proceeds from the Public Offering to fund research and development and for working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Subject to certain exceptions, certain of the Company’s officers, directors and stockholders agreed not to sell or otherwise dispose of any of the Common Stock held by them for a period beginning on the date of execution of the applicable lock-up agreements by each such officer and director and ending 90 days after the date of the final prospectus supplement filed with the SEC in connection with the Public Offering pursuant to Rule 424(b) under the Securities Act without first obtaining the written consent of Jefferies LLC. The foregoing summary of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

The Pre-Funded Warrants offered in the Public Offering have an exercise price of $0.001 per share, which is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions for no consideration of assets to the Company's stockholders. Each Pre-Funded Warrant is exercisable at any time and from time to time after issuance. In the event of certain fundamental transactions, the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such transaction. The Pre-Funded Warrants do not entitle the holders thereof to any voting rights or any of the other rights or privileges to which holders of Common Stock are entitled. The Company may not effect the exercise of any Pre-Funded Warrants, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would result in: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, up to 19.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, up to 19.99%) of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded warrants, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon at least 61 days’ notice to the Company. The foregoing summary of the Pre-Funded Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the form of Pre-Funded Warrant, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

A copy of the opinion of Dorsey & Whitney LLP relating to the legality of the issuance and sale of the Shares and Pre-Funded Warrants offered in the Public Offering, and shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants offered in the Public Offering, is attached as Exhibit 5.1 hereto and is hereby incorporated by reference into the Registration Statement.

Item 7.01	Regulation FD Disclosure.

On June 13, 2024, the Company issued issued a press release announcing the pricing of an underwritten public offering of 11,250,000 shares of its common stock at a public offering price of $4.00 per share and, to certain investors in lieu of common stock, pre-funded warrants to purchase up to 3,750,000 shares of its common stock at a public offering price of $3.999 per pre-funded warrant, which represents the per share public offering price for the common stock less the $.001 per share exercise price for each pre-funded warrant. Net proceeds from the underwritten public offering before deducting underwriting discounts and commissions, placement agent commissions and other offering expenses are expected to be approximately $60 million. The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Description

1.1	Underwriting Agreement, dated as of June 13, 2024, by and between the Company and Jefferies LLC and Cantor Fitzgerald & Co.
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
99.1	Press Release announcing the pricing of the Registered Public Offering dated June 13, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: June 14, 2024	By:	/s/ Nevan Charles Elam
Nevan Charles Elam
Chief Executive Officer